Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIENDFINDER NETWORKS INC. REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER 2013

- Adjusted EBITDA Increased 34% from the First Quarter of 2012 to $17.9 Million
- Live Interactive Records 13th Consecutive Quarter of Year-Over-Year Growth
- Company Continues to Work on a Refinancing of its Debt

(Sunnyvale, CA – May 15, 2013) FriendFinder Networks Inc. (NasdaqGM: FFN)(the “Company”), a leading internet and technology company providing services to the rapidly expanding markets of social networking and web-based video sharing, today announced financial results for the first quarter ended March 31, 2013.

“During the first quarter, we continued to execute on our long-term strategic plan to strengthen our flagship brands and improve our marketing efficiencies to attract valuable, long-term users. To that end, we successfully achieved sequential expansion of subscriber ARPU and improved churn in our adult segment during the first quarter. Additionally, despite a reduction in lower margin affiliate and advertising spending that resulted in a revenue decline, year-over-year improvement in our member conversion helped drive adjusted EBITDA growth by 34%, to $17.9 million, compared to the first quarter of last year,” said Anthony Previte, Chief Executive Officer of FriendFinder Networks. “In an effort to further improve conversions, we recently engaged a new domestic credit card processer for our dating business which we are confident will help improve our customer authorization rates. By continuing to focus on our core business growth drivers, we remain confident that we can acquire additional new customers, increase revenue and further improve our marketing ROI. As for our Live Interactive business, we achieved our 13th consecutive quarter of year-over-year revenue growth with an increase of 8.2% to $23.7 million.”

“While we continue to work on improving our operational efficiency, refinancing our long-term debt still remains a top priority. We have been working closely with our advisors, CRT Capital Group, and our lenders to refinance our debt. While we have not yet achieved a successful solution, we are making progress. We have entered into an extension on the forbearance agreements effective as of May 6, 2013 through June 7, 2013 with approximately 93% of the unaffiliated holders of our 14% Senior Secured Notes and 100% of the holders of our Cash Pay Secured Notes, both of which are due in September 2013. We are encouraged by the feedback we have received from our advisors and remain confident in our ability to achieve a successful resolution in this matter.”

First Quarter Financial Results

Revenue for the first quarter of 2013 was $72.4 million. Quarterly revenue was negatively impacted by a decrease in affiliate based traffic resulting in lower internet revenue in part due to the Company’s strategic decision to eliminate lower margin co-brands and place a greater focus on its more profitable flagship brands.

Gross profit in the first quarter of 2013 decreased slightly year-over-year to $47.9 million.

Income from operations for the first quarter of 2013 was $15.7 million.

Net loss for the first quarter of 2013 was ($10.4) million, or ($0.33) per share.

Adjusted EBITDA for the first quarter of 2013 was $17.9 million.

Balance Sheet, Cash and Debt

As of March 31, 2013, the Company had unrestricted cash and cash equivalents of $31.8 million, compared to $16.8 million at December 31, 2012. As of March 31, 2013, the Company had outstanding principal debt of $521.8 million. Free Cash Flow per Share was $0.27 for the first quarter ended March 31, 2013.

Non-GAAP Financial Measures

Management believes that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in FriendFinder Networks Inc.’s industry. For example, these measures eliminate one-time adjustments made for accounting purposes in connection with the Company’s Various acquisition in order to provide information that is directly comparable to its historical and current financial statements. For more information regarding the Company’s acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History” in the Form 10-K for the year ended December 31, 2012.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in FriendFinder Networks Inc.’s industry, as other companies in FriendFinder Networks Inc.’s industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items. The Company’s non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow per Common Share are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the three months ended March 31, 2013 and 2012 using the adjustments shown in the attached reconciliation table. Free Cash Flow per Common Share was derived by subtracting capital expenditures and cash interest from Adjusted EBITDA and dividing the result by the weighted average shares outstanding for the period.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC, including its Form 10-K for the year ended December 31, 2012. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company’s recent SEC filings. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

Investor Contact for FriendFinder Networks Inc.

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

212.896.1206 or jgoldberger@kcsa.com / rfink@kcsa.com

Media Contact for FriendFinder Networks Inc.

Lindsay Trivento

Director, Corporate Communications

561.912.7010 or ltrivento@ffn.com

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FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2013 Unaudited	December 31, 2012
ASSETS
Current assets:
Cash	$31,810	$16,839
Restricted cash	10,847	10,064

Accounts receivable, less allowance for doubtful accounts of $1,099 and $1,284, respectively	8,921	12,323
Inventories	680	763
Prepaid expenses	2,944	3,436
Deferred tax asset	1,844	1,844
Total current assets	57,046	45,269
Film costs, net	3,481	3,627
Property and equipment, net	4,546	5,120
Goodwill	328,061	328,061
Domain names	56,614	56,614
Trademarks	5,643	5,643
Other intangible assets, net	243	330
Unamortized debt costs, net	4,237	6,179
Other assets	1,347	1,310
	$461,218	$452,153
LIABILITIES
Current liabilities:
Long-term debt in default, which matures on September 30, 2013 and April 30, 2014, net of unamortized discount of $17,314 and $20,851, respectively	504,457	500,920
Accounts payable	5,307	5,040
Accrued expenses and other liabilities	79,235	62,227
Deferred revenue	33,148	34,741
Total current liabilities	622,147	602,928
Deferred tax liability	25,639	25,639
Total liabilities	647,786	628,567
Contingencies (Note 14)

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares; issued and outstanding no shares in 2013 and 2012	—	—
Common stock, $0.001 par value — authorized 125,000,000 shares
Common stock voting — authorized 112,500,000 shares, issued and outstanding 32,697,761 shares at March 31, 2013 and 32,572,761 shares at December 31, 2012	33	32
Series B common stock non-voting – authorized 12,500,000 shares, issued and outstanding no shares in 2013 and 2012
Capital in excess of par value	134,995	134,759
Accumulated deficit	(321,596)	(311,205)
Total stockholders’ deficiency	(186,568)	(176,414)
	$461,218	$452,153

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

 (UNAUDITED)

	Three Months Ended March 31,
	2013	2012

Net revenue:
Service	$67,423	$75,844
Product	4,976	5,160
Total	72,399	81,004
Cost of revenue:
Service	21,080	28,576
Product	3,409	4,049
Total	24,489	32,625
Gross profit	47,910	48,379
Operating expenses:
Product development	2,280	4,346
Selling and marketing	7,222	9,097
General and administrative	21,884	22,183
Amortization of acquired intangibles and software	86	3,780
Depreciation and other amortization	700	767
Total operating expenses	32,172	40,173
Income from operations	15,738	8,206
Interest expense	(26,421)	(20,889)
Other finance expenses	−	(500)
Interest related to VAT liability not charged to customers	(231)	(372)
Foreign exchange gain (loss), including amounts related to VAT liability not charged to customers	524	(882)
Change in fair value of acquisition related contingent consideration	—	1,382
Other non-operating expenses, net	(1)	(12)
Loss from continuing operations	(10,391)	(13,067)
Loss from discontinued operations	—	(8,455)
Net loss	$(10,391)	$(21,522)
Loss per common share — basic and diluted:
Continuing operations	(0.33)	(0.41)
Discontinued operations	−	(0.27)
Net loss	$(0.33)	$(0.68)
Weighted average shares outstanding — basic and diluted:	31,816	31,509

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Unaudited
	Three Months Ended March 31,
(in thousands)	2013	2012

GAAP net loss	$(10,391)	$(21,522)
Add: Interest expense, net	26,421	20,889
Add: Other finance expenses	-	500
Add: Income tax benefit	-	-
Add: Amortization of acquired intangible assets and software	86	3,780
Add: Depreciation and other amortization	700	767
EBITDA	$16,816	$4,414
Subtract/Add: (Gain)/Loss related to VAT liability not charged to customers and foreign exchange gains/losses	(293)	1,254
Add: Stock Compensation Expense	237	222
Add: Severance Costs	23	424
Add: Discontinued Operations	-	8,455
Add: Non-recurring write off Brazil related receivables from 2012	1,136	-
Subtract: Change in fair value of acquisition related contingent consideration	-	(1,382)
Adjusted EBITDA	$17,919	$13,387

Internet Segment Historical Operating Data

The following table presents certain key business metrics for our adult websites, general audience websites and live interactive video websites for the three months ended March 31, 2012 and 2013.

	Three Months Ended March 31,
	2013	2012
Adult Websites
New members	6,783,509	9,507,677
Beginning subscribers	724,445	827,728
New subscribers	340,487	434,043
Terminations	360,759	420,787
Ending subscribers	704,173	840,984
Conversion of members to subscribers	5.0%	4.6%
Churn	16.8%	16.8%
ARPU	$19.93	$20.5
CPGA	$43.4	$51.62
Average lifetime net revenue per subscriber	$74.97	$70.32
Net revenue (in millions)	$42.0	$51.3
Affiliate Commission Expense (in millions)	$10.7	$17.8
Ad Buy Expense (in millions)	$4.0	$4.7
Subscriber Acquisition Costs (in millions)	$14.8	$22.5

General Audience Websites
New members	943,956	1,027,332
Beginning subscribers	35,309	44,519
New subscribers	13,548	24,048
Terminations	19,551	25,292
Ending subscribers	29,306	43,275
Conversion of members to subscribers	1.4%	2.3%
Churn	20.2	19.2
ARPU	$12.04	$15.41
CPGA	$28.48	$39.96
Average lifetime net revenue per subscriber	$31.2	$40.26
Net revenue (in millions)	$1.2	$2.0
Affiliate Commission Expense (in millions)	$0.2	$0.4
Ad Buy Expense (in millions)	$0.2	$0.5
Subscriber Acquisition Costs (in millions)	$0.4	$0.9

Live Interactive Video Websites
Total minutes	8,803,308	9,452,814
Average revenue per minute	$2.68	$2.32
Net revenue (in millions)	$23.7	$21.9